SLM Student Loan Trust 2004-5
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 6/10/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/10/2004**	Activity	9/30/2004
A	i	Portfolio Balance	$2,426,051,720.02	$450,598,400.82	$2,876,650,120.84
	ii	Interest to be Capitalized	8,512,859.19		6,675,903.36

	iii	Total Pool	$2,434,564,579.21		$2,883,326,024.20

	iv	Specified Reserve Account Balance	7,425,742.00		7,208,315.06
	v	Capitalized Interest	35,000,000.00		35,000,000.00
	vi	Total Adjusted Pool	$2,476,990,321.21		$2,925,534,339.26

B	i	Weighted Average Coupon (WAC)	5.454%		5.204%
	ii	Weighted Average Remaining Term	264.88		277.71
	iii	Number of Loans	118,463		128,597
	iv	Number of Borrowers	79,433		84,442
	v	Aggregate Outstanding Principal Balance — T-Bill	$750,200,689.47		$724,056,868.97
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,695,466,962.51		$2,159,269,155.23

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 6/10/04	Balance 10/25/04
C	i	A-1 Notes	78442GLS3	0.000%	1.00000	$284,000,000.00	$182,341,966.03
	ii	A-2 Notes	78442GLT1	0.030%	1.00000	$447,000,000.00	$447,000,000.00
	iii	A-3 Notes	78442GLU8	0.090%	1.00000	$331,000,000.00	$331,000,000.00
	iv	A-4 Notes	78442GLV6	0.150%	1.00000	$586,010,000.00	$586,010,000.00
	vi	A-5* Notes	XS0194142997	0.080%	1.22260	€300,000,000.00	€300,000,000.00
	vii	A-6* Notes	XS0194143532	0.170%	1.22260	€760,000,000.00	€760,000,000.00
	viii	B Notes	78442GLW4	0.480%	1.00000	$91,051,000.00	$91,051,000.00

	Reserve Account		6/10/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$7,425,742.00	$—
	iii	Specified Reserve Acct Balance ($)		$7,208,315.06
	iv	Reserve Account Floor Balance ($)	$4,455,445.00	$4,455,445.00
	v	Current Reserve Acct Balance ($)	$7,425,742.00	$7,208,315.06

	Other Accounts		6/10/2004	10/25/2004
E	i	Pre-Funding Account	$541,089,775.00	$—
	ii	Remarketing Fee Account	$-	$—
	iii	Capitalized Interest Account	$35,000,000.00	$35,000,000.00
	iv	Principal Accumulation Account	$-	$—
	v	Supplemental Interest Account	$-	$—
	vi	Investment Reserve Account	$-	$—
	vii	Investment Premium Purchase Account	$-	$—

	Asset/Liability		6/10/2004	10/25/2004
F	i	Total Adjusted Pool	$2,476,990,321.21	$2,925,534,339.26
		Pre-Funding Account Balance	$541,089,775.00	$—
		Total	$3,018,080,096.21	$2,925,534,339.26
	ii	Total USD equivalent Notes	$3,035,017,000.00	$2,933,358,966.03
	iii	Difference	$(16,936,903.79)	$(7,824,626.77)
	iv	Parity Ratio	0.99442	0.99733

**Section I.A. data as of 6/10/04, the settlement date. Section I.B. data as of 5/24/04, the statistical cutoff date

*A-5 and A-6 Notes are denominated in Euros

II. 2004-5 Transactions from: 6/10/2004** through: 9/30/2004

A	Student Loan Principal Activity
	i ii iii iv	Regular Principal Collections Principal Collections from Guarantor Principal Reimbursements Other System Adjustments	$58,058,021.86 2,288,985.22 32,134,593.92 0.00

	v	Total Principal Collections	$92,481,601.00

B	Student Loan Non-Cash Principal Activity
	i ii	Other Adjustments Capitalized Interest	$781.33 (15,895,550.95)

	iii	Total Non-Cash Principal Activity	$(15,894,769.62)

C	Student Loan Purchase		$(527,185,232.20)

D	Total Student Loan Principal Activity		$(450,598,400.82)

E	Student Loan Interest Activity
i ii iii iv v vi vii viii	Regular Interest Collections
Interest Claims Received from Guarantors
Collection Fees/Returned Items
Late Fee Reimbursements
Interest Reimbursements
Other System Adjustments
Special Allowance Payments
		Subsidy Payments	$26,122,380.82 59,289.61 2,042.37 359,439.89 158,671.51 0.00 265,845.28 305,106.98

	ix	Total Interest Collections	$27,272,776.46

F	Student Loan Non-Cash Interest Activity
	i ii	Interest Accrual Adjustment Capitalized Interest	$(1,186,876.52 15,895,550.95)

	iii	Total Non-Cash Interest Adjustments	$14,708,674.43

H	Total Student Loan Interest Activity		$41,981,450.89

I	Non-Reimbursable Losses During Collection Period		$-
J	Cumulative Non-Reimbursable Losses to Date		$-

III. 2004-5 Collection Account Activity 6/10/2004** through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$34,785,616.35
	ii	Consolidation Principal Payments	25,561,390.73
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	58.77
	vi	Re-purchased Principal	32,134,535.15

	vii	Total Principal Collections	$92,481,601.00

B	Interest Collections
	i	Interest Payments Received	$26,516,278.17
	ii	Consolidation Interest Payments	236,344.52
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Interest	158,671.51
	vii	Collection Fees/Return Items	2,042.37
	viii	Late Fees	359,439.89

	ix	Total Interest Collections	$27,272,776.46

C	Other Reimbursements		$583,985.58

D	Reserves In Excess of the Requirement		$217,426.94

E	Reset Period Target Amount Excess		$-

F	Funds Released from Supplemental Interest Account		$-

G	Investment Premium Purchase Account Excess		$-

H	Investment Reserve Account Excess		$-

I	Interest Rate Cap Proceeds		$-

J	Interest Rate Swap Proceeds		$-

K	Administrator Account Investment Income		$-

L	Trust Account Investment Income		$1,603,313.08

M	Funds Released from Capitalized Interest Account		$-

N	Funds Released from Pre-Funding Account		$8,632,294.81

O	Initial Deposits into Collection Account		$3,200,000.00

	TOTAL AVAILABLE FUNDS		$133,991,397.87
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,715,484.36)
		Consolidation Loan Rebate Fees	$(8,944,139.52)

P	NET AVAILABLE FUNDS		$122,331,773.99

	Servicing Fees Due for Current Period		$1,208,670.08

	Carryover Servicing Fees Due		$-

	Administration Fees Due		$25,000.00

	Total Fees Due for Period		$1,233,670.08

IV. 2004-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/24/2004	9/30/2004	5/24/2004	9/30/2004	5/24/2004	9/30/2004	5/24/2004	9/30/2004	5/24/2004	9/30/2004
INTERIM:

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT

Active
Current	5.305%	5.120%	94,237	88,884	79.550%	69.118%	$1,807,707,072.99	$1,906,727,776.74	74.151%	66.283%
31-60 Days Delinquent	6.677%	6.286%	2,723	3,568	2.299%	2.775%	57,857,711.83	69,985,251.70	2.373%	2.433%
61-90 Days Delinquent	7.022%	6.082%	1,231	2,382	1.039%	1.852%	26,742,643.36	43,550,403.56	1.097%	1.514%
91-120 Days Delinquent	6.997%	6.104%	674	1,727	0.569%	1.343%	14,127,988.18	32,484,243.94	0.580%	1.129%
> 120 Days Delinquent	7.837%	6.607%	746	3,361	0.630%	2.614%	16,744,309.76	66,583,465.76	0.687%	2.315%

Deferment
Current	5.259%	4.883%	8,300	12,534	7.006%	9.747%	224,055,598.13	321,305,813.51	9.191%	11.169%

Forbearance
Current	5.934%	5.259%	10,552	16,095	8.907%	12.516%	290,650,087.99	434,989,212.44	11.922%	15.121%
TOTAL REPAYMENT	5.454%	5.203%	118,463	128,551	100.000%	99.964%	$2,437,885,412.24	$2,875,626,167.65	100.000%	99.964%
Claims in Process (1)	0.000%	7.452%	0	46	0.000%	0.036%	$—	$1,023,953.19	0.000%	0.036%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	5.454%	5.204%	118,463	128,597	100.000%	100.000%	$2,437,885,412.24	$2,876,650,120.84	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-5 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$40,970,706.95
B	Interest Subsidy Payments Accrued During Collection Period			1,631,782.07
C	SAP Payments Accrued During Collection Period			1,949,970.20
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			1,603,313.08
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(8,944,139.52)
G	Net Expected Interest Collections			$37,211,632.78

H	Interest Rate Cap Payments Due to the Trust			Cap
	i	Cap Notional Amount		$710,000,000.00

	ii	Libor (Interpolated first period)		1.55483%
	iii	Cap %		6.00000%

	iv	Excess Over Cap ( ii-iii)		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I		USD/EUR Interest Rate Swap

		Swap Payments		A-5 Swap	A-6 Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$366,780,000	$929,176,000
		ii	3 Month USD-LIBOR	1.55483%	1.55483%
		iii	Spread	0.08830%	0.19610%

		iv	Pay Rate	1.64313%	1.75093%
		v	Gross Swap Payment Due Counterparty	$2,293,483.59	$6,191,342.56
		vi	Days in Period 06/10/04 — 10/25/04	137	137

		Counterparty Pays:
		i	Notional Swap Amount (EUR)	€300,000,000.00	€760,000,000.00
		ii	3 Month EURIBOR	2.13400%	2.13400%
		iii	Spread	0.08000%	0.17000%

		iv	Pay Rate	2.21400%	2.30400%
		v	Gross Swap Receipt Due Paying Agent	€2,527,650.00	€6,663,680.00
		vi	Days in Period 06/10/04 — 10/25/04	137	137

VI. 2004-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.0059170	(6/10/04-10/25/04)	1.55483%	LIBOR

B	Class A-2 Interest Rate	0.0060312	(6/10/04-10/25/04)	1.58483%	LIBOR

C	Class A-3 Interest Rate	0.0062595	(6/10/04-10/25/04)	1.64483%	LIBOR

D	Class A-4 Interest Rate	0.0064878	(6/10/04-10/25/04)	1.70483%	LIBOR

E	Class A-5 Interest Rate	0.0084255	(6/10/04-10/25/04)	2.21400%	EURIBOR

F	Class A-6 Interest Rate	0.0087680	(6/10/04-10/25/04)	2.30400%	EURIBOR

G	Class B Interest Rate	0.0077437	(6/10/04-10/25/04)	2.03483%	LIBOR

VII. 2004-5 Inputs From Original Data 6/10/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,426,051,720.02
	ii	Interest To Be Capitalized	8,512,859.19

	iii	Total Pool	$2,434,564,579.21
	iv	Specified Reserve Account Balance	7,425,742.00
	v	Capitalized Interest	35,000,000.00

	vi	Total Adjusted Pool	$2,476,990,321.21

B	Total Note and Certificate Factor		1.0000000
C	Total Note Balance		$3,035,017,000.00

D	Note Balance 06/10/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$284,000,000.00	$447,000,000.00	$331,000,000.00	$586,010,000.00	€300,000,000.00	€760,000,000.00	$91,051,000.00
E	Note Principal Shortfall		$-	$-	$-	$-	€-	€-	$-
F	Interest Shortfall		$-	$-	$-	$-	€-	€-	$-
G	Interest Carryover		$-	$-	$-	$-	€-	€-	$-

H	Reserve Account Balance		$7,425,742.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-5 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 7/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-P )		$122,331,773.99	$122,331,773.99

B	Primary Servicing Fees-Current Month		$1,208,670.08	$121,123,103.91

C	Administration Fee		$25,000.00	$121,098,103.91

D	Aggregate Quarterly Funding Amount		$0.00	$121,098,103.91

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$1,680,425.71	$119,417,678.20
	ii	Class A-2	$2,695,927.90	$116,721,750.30
	iii	Class A-3	$2,071,891.83	$114,649,858.47
	iv	Class A-4	$3,801,930.49	$110,847,927.98
	v	Class A-5 USD payment to the swap counterparty	$2,293,483.59	$108,554,444.39
	vi	Class A-6 USD payment to the swap counterparty	$6,191,342.56	$102,363,101.83
	vii	Swap Termination Payments	$0.00	$102,363,101.83

		Total	$18,735,002.08

F	Class B Noteholders’ Interest Distribution Amount		$705,067.86	$101,658,033.97

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$101,658,033.97	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5 USD payment to the Accumulation Account*	$0.00	$0.00
	vi	Class A-6 USD payment to the swap counterparty	$0.00	$0.00

		Total	$101,658,033.97

H	Supplemental Interest Account Deposit		$0.00	$0.00

I	Investment Reserve Account Required Amount		$0.00	$0.00

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$0.00

K	Increase to the Specified Reserve Account Balance		$0.00	$0.00

L	Investment Premium Purchase Account Deposit		$0.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Remaining Swap Termination Fees		$0.00	$0.00

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$0.00

	Excess to Excess Distribution Certificate Holder		$0.00	$0.00

*Principal amounts allocable to the A-5 Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-5 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,425,742.00
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$7,425,742.00
	iv	Required Reserve Account Balance	$7,208,315.06
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$217,426.94
	vii	End of Period Account Balance	$7,208,315.06

B	Pre-Funding Account
	i	Beginning of Period Account Balance	$541,089,775.00
	ii	Amount Paid, New Loan Purchases	$532,457,480.19
	iii	Funds Released to Collection Account	$8,632,294.81

	iv	End of Period Account Balance	$—

C	Capitalized Interest Account
	i	Beginning of Period Account Balance	$35,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$35,000,000.00

D	Remarketing Fee Account		Class A-5	Class A-6	Account Total
	i	Next Reset Date	4/27/2009	1/26/2015
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—
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	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$-

E	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$-

F	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a

	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	1645
	vii	Supplemental Interest Account Deposit Amount	n/a

G	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

H	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-5 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$1,680,425.71	$2,695,927.90	$2,071,891.83	$3,801,930.49	€2,527,650.00	€6,663,680.00	$705,067.86
	ii	Quarterly Interest Paid	1,680,425.71	2,695,927.90	2,071,891.83	3,801,930.49	2,527,650.00	6,663,680.00	705,067.86

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€-	€-	$0.00

	vii	Quarterly Principal Due	$109,482,660.74	$0.00	$0.00	$0.00	€-	€-	$0.00
	viii	Quarterly Principal Paid	101,658,033.97	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$7,824,626.77	$0.00	$0.00	$0.00	€-	€-	$0.00

	x	Total Distribution Amount	$103,338,459.68	$2,695,927.90	$2,071,891.83	$3,801,930.49	€2,527,650.00	€6,663,680.00	$705,067.86

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 06/10/2004	$3,035,017.000.00
	ii	Adjusted Pool Balance 09/30/2004	2,925,534,339.26
	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)	$109,482,660.74

	x	Principal Distribution Amount Paid	$101,658,033.97

	xi	Principal Shortfall (viii — ix)	$7,824,626.77

F	Note Balances			6/10/2004	10/25/2004
	i	A-1 Note Balance	78442GLS3	$284,000,000.00	$182,341,966.03
		A-1 Note Pool Factor		1.0000000	0.6420492

	ii	A-2 Note Balance	78442GLT1	$447,000,000.00	$447,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GLU8	$331,000,000.00	$331,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLV6	$586,010,000.00	$586,010,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	XS0194142997	€300,000,000.00	€300,000,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6 Note Balance	XS0194143532	€760,000,000.00	€760,000,000.00
		A-6 Note Pool Factor		1.0000000	1.0000000

	vii	B Note Balance	78442GLW4	$91,051,000.00	$91,051,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-5 Historical Pool Information

			6/10/04-9/30/04
Beginning Student Loan Portfolio Balance			$2,426,051,720.02

	Student Loan Principal Activity
	i	Regular Principal Collections	$58,058,021.86
	ii	Principal Collections from Guarantor	2,288,985.22
	iii	Principal Reimbursements	32,134,593.92
	iv	Other System Adjustments	—

	v	Total Principal Collections	$92,481,601.00
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$781.33
	ii	Capitalized Interest	(15,895,550.95)

	iii	Total Non-Cash Principal Activity	$(15,894,769.62)
	Student Loan Purchase		$(527,185,232.20)

(-)	Total Student Loan Principal Activity		$(450,598,400.82)

	Student Loan Interest Activity
	i	Regular Interest Collections	$26,122,380.82
	ii	Interest Claims Received from Guarantors	59,289.61
	iii	Collection Fees/Returned Items	2,042.37
	iv	Late Fee Reimbursements	359,439.89
	v	Interest Reimbursements	158,671.51
	vi	Other System Adjustments	—
	vii	Special Allowance Payments	265,845.28
	viii	Subsidy Payments	305,106.98

	ix	Total Interest Collections	$27,272,776.46
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,186,876.52)
	ii	Capitalized Interest	15,895,550.95

	iii	Total Non-Cash Interest Adjustments	$14,708,674.43

	Total Student Loan Interest Activity		$41,981,450.89

(=)	Ending Student Loan Portfolio Balance		$2,876,650,120.84
(+)	Interest to be Capitalized		$6,675,903.36

(=)	TOTAL POOL		$2,883,326,024.20

(+)	Reserve Account Balance		$7,208,315.06

(+)	Capitalized Interest Account Balance		$35,000,000.00

(=)	Total Adjusted Pool		$2,925,534,339.26